UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 3, 2015

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01:	Regulation FD Disclosure.

Effective March 31, 2014, San Jose Water Company (“SJWC”), a wholly owned subsidiary of SJW Corp., received approval from the California Public Utilities Commission (“CPUC”) to institute a Mandatory Conservation Revenue Adjustment Memorandum Account (“MCRAMA”) to track any revenue shortfall associated with implementation of the conservation goals established by the Santa Clara Valley Water District.  On March 26, 2015, San Jose Water Company filed Advice Letter No. 468 with the CPUC requesting authorization to recover an approximately $9.6 million balance in the MCRAMA that accumulated during the period April 1, 2014 through December 31, 2014 using a Water Revenue Adjustment Mechanism calculation methodology.  On December 3, 2015, the CPUC authorized SJWC to recover approximately $4.3 million associated with the MCRAMA balance accumulated during the period April 1, 2014 through December 31, 2014 calculated in accordance with the Water Conservation Memorandum Account calculation methodology. The  recovery of the authorized balance will take place via a 12-month surcharge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: December 3, 2015	/s/ W. Richard Roth
W. Richard Roth, Chairman, President and Chief Executive Officer